Exhibit 10.3

Execution Version

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of April 23, 2010, and entered into by and among: (i) ATP OIL & GAS CORPORATION, a Texas corporation (the “Company”); (ii) each direct and indirect Subsidiary of the Company (A) set forth on the signature pages hereto or (B) that becomes an Obligor after the date hereof; (iii) JPMORGAN CHASE BANK, N.A. (“JPMorgan”), in its capacity as administrative agent under the First-Lien Credit Documents (together with its successors and assigns in such capacity from time to time, the “First-Lien Collateral Agent”); and (iv) THE BANK OF NEW YORK MELLON TRUST COMPANY N.A. (“BONY”), in its capacity as collateral agent under the Second-Lien Notes Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the “Second-Lien Collateral Agent”). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

R E C I T A L S:

WHEREAS, the Company, the First-Lien Lenders party thereto from time to time, and JPMorgan, as administrative agent for the First-Lien Lenders (in such capacity, and together with any successors and assigns in such capacity, the “First-Lien Administrative Agent”), are party to that certain Credit Agreement, dated as of April 23, 2010 (as amended, restated, supplemented, modified and/or Refinanced from time to time, the “First-Lien Credit Agreement”) providing for the making of revolving loans to the Company, and the issuance of, and participation in, Letters of Credit for the account of the Company, all as provided therein;

WHEREAS, the Company, the subsidiary guarantors party thereto and BONY, as trustee (in such capacity and together with any successors and assigns in such capacity, the “Second-Lien Notes Trustee”) are party to that certain Indenture (as amended, restated, supplemented, modified and/or Refinanced from time to time, the “Second-Lien Notes Indenture”), dated as of April 23, 2010, pursuant to which the Company issued $1,500,000,000 of 11.875% senior secured second lien notes due 2015 (together with any exchange notes and/or additional notes issued pursuant to the Second-Lien Notes Indenture, the “Second-Lien Notes”);

WHEREAS, the obligations of the Grantors under (a) the First-Lien Credit Documents, and all Swap Agreements with one or more Secured Swap Providers and (b) owing to Banking Services Providers for Banking Services will be secured by, inter alia, Liens on the Equity Interests of each Obligor and mortgages on certain Property of the Company and each Obligor pursuant to the terms of the First-Lien Security Documents;

WHEREAS, the obligations of the Grantors under the Second-Lien Notes Documents will be secured by mortgages on certain Property of the Company and each Obligor pursuant to the terms of the Second-Lien Security Documents; and

WHEREAS, the First-Lien Lenders have authorized and directed the First-Lien Collateral Agent pursuant to the terms of the First-Lien Credit Documents to execute and deliver this Agreement and to enter into certain covenants contained herein on behalf of such First-Lien Lenders and other First-Lien Creditors;

WHEREAS, the Second-Lien Noteholders have authorized and directed the Second-Lien Collateral Agent pursuant to the terms of the Second-Lien Notes Indenture to execute and deliver this Agreement and to enter into certain covenants contained herein on behalf of such Second-Lien Noteholders and other Second-Lien Creditors;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1 Defined Terms. As used in this Agreement (including in the recitals hereto), the following terms shall have the following meanings:

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means the First-Lien Collateral Agent and/or the Second-Lien Collateral Agent, as the context may require.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented and/or otherwise modified from time to time in accordance with the terms hereof.

“Banking Services” means the bank services provided by the Banking Services Provider pursuant to the provisions of the Treasury Management Agreements (as such term is defined in the First-Lien Credit Agreement).

“Banking Services Provider” has the meaning set forth in the First-Lien Credit Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close.

“Collateral” means all of the Property of any Grantor, whether real, personal or mixed, constituting First-Lien Collateral and/or Second-Lien Collateral.

“Collateral Agents” means, collectively, the First-Lien Collateral Agent and the Second-Lien Collateral Agent.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Comparable Second-Lien Security Document” means, in relation to any Shared Collateral, that Second-Lien Security Document which creates (or purports to create) a Lien on such Shared Collateral.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 20% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Creditors” means, collectively, the First-Lien Creditors and the Second-Lien Creditors.

“DIP Financing” means any post-petition financing (including on a priming basis), whether from the First-Lien Creditors or any other third party under Section 364 of the Bankruptcy Code or any other Bankruptcy Law.

“Discharge of First-Lien Credit Agreement Obligations” means, except to the extent otherwise provided in Section 5.6 hereof (and subject to Section 6.5 hereof), (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First-Lien Credit Documents, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all indebtedness outstanding under the First-Lien Credit Documents, (b) payment in full in cash of all other First-Lien Obligations (other than Hedging Obligations and Banking Services) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium are paid, (c) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, reasonably satisfactory to the First-Lien Collateral Agent) of all Letters of Credit, if any, and (d) termination of all other commitments of the First-Lien Creditors (other than Secured Swap Providers) under the First-Lien Credit Documents.

“Discharge of First-Lien Obligations” means, except to the extent otherwise provided in Section 5.6 hereof (and subject to Section 6.5 hereof), (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First-Lien Document, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all indebtedness outstanding under the First-Lien Documents, (b) payment in full in cash of all other First-Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium are paid, (c) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, reasonably satisfactory to the First-Lien Collateral Agent) of all Letters of Credit and Hedging Documents and (d) termination of all other commitments of the First-Lien Creditors under the First-Lien Documents.

“Discharge of Second-Lien Obligations” means (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective Second-Lien Notes Document, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all indebtedness outstanding under the Second-Lien Notes Documents and (b) payment in full in cash of all other Second-Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium are paid.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“Excluded Second-Lien Collateral” means any Property of any Grantor at any time subject to the Lien of the First-Lien Pledge Agreements (other than any such Property that is also subject to the Lien of the Second-Lien Security Documents).

“Existing Secured Swap Provider” means any First-Lien Lender or any Affiliate of a First-Lien Lender under any Swap Agreement between the Company or any Subsidiary and such First-Lien Lender or Affiliate of a First-Lien Lender while such Person (or in the case of its Affiliate, the Person affiliated therewith) is a First-Lien Lender under the First-Lien Credit Agreement (after giving effect to all netting agreements relating to such Swap Agreements).

“First-Lien Administrative Agent” has the meaning set forth in the recitals hereto.

“First-Lien Collateral” means all of the Property of any Grantor with respect to which a Lien is granted (or purported to be granted) as security for any First-Lien Obligations pursuant to any First-Lien Security Document, including all cash and cash equivalents at any time delivered as collateral under the First-Lien Credit Agreement.

“First-Lien Collateral Agent” has the meaning provided in the first paragraph of this Agreement.

“First-Lien Credit Agreement” has the meaning set forth in the recitals hereto.

“First-Lien Credit Documents” means the First-Lien Credit Agreement, the First-Lien Security Documents and the other “Loan Documents” (as such term is defined in the First-Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other First-Lien Obligation and any other document or instrument executed or delivered at any time in connection with any First-Lien Obligation (including any intercreditor or joinder agreement among the First-Lien Creditors but excluding Swap Agreements), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced and/or Refinanced from time to time.

“First-Lien Creditors” means, at any time, the holders of First-Lien Obligations at such time, including the First-Lien Lenders, the Secured Swap Providers, the Banking Services Providers, the First-Lien Collateral Agent, the First-Lien Administrative Agent and the other agents and arrangers under the First-Lien Credit Agreement.

“First-Lien Documents” means, collectively, the First-Lien Credit Documents and the Hedging Documents.

“First-Lien Lenders” means the “Lenders” as such term is defined in the First-Lien Credit Agreement; provided that the term “First-Lien Lender” shall in any event also include each issuer of Letters of Credit.

“First-Lien Majority Lenders” means the “Majority Lenders” as such term is defined in the First-Lien Credit Agreement.

“First-Lien Mortgages” means, collectively, each mortgage, deed of trust and any other document or instrument under which any Lien on any Oil and Gas Properties owned by any Grantor is granted to secure any First-Lien Obligations or under which rights or remedies with respect to any such Liens are governed, as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time.

“First-Lien Obligations” means (i) all Obligations outstanding under the First-Lien Credit Agreement and the other First-Lien Credit Documents, (ii) all Hedging Obligations and (iii) all obligations owing to Banking Services Providers for Banking Services. “First-Lien Obligations” shall in any event include: (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) on or after the commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First-Lien Document, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the First-Lien Collateral Agent, the First-Lien Administrative Agent and the other First-Lien Creditors on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding, and (c) all obligations and liabilities of each Grantor under each First-Lien Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due.

“First-Lien Pledge Agreements” means, collectively, each first-priority pledge agreement and any other document or instrument under which any Lien on any Equity Interest held by the Company in any Grantor is granted to secure any First-Lien Obligations or under which rights or remedies with respect to any such Liens are governed, as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time.

“First-Lien Security Documents” means each First-Lien Mortgage, each First-Lien Pledge Agreement and any other agreement, document, mortgage or instrument pursuant to which a Lien is granted (or purported to be granted) by a Grantor securing any First-Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time.

“Grantors” means, collectively, the Company and each Obligor.

“Hedging Documents” means each Swap Agreement and each other agreement, document or instrument that provides for or evidences any of the Hedging Obligations, as each may be amended, modified, restated, supplemented, replaced and/or Refinanced from time to time.

“Hedging Obligations” means (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including indemnities, fees and interest thereon and all interest and fees that accrue on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective Swap Agreement, whether or not a claim for post-petition interest or fees is allowed in any such Insolvency or Liquidation Proceeding) of each Grantor owing to the Secured Swap Providers, now existing or hereafter incurred under, arising out of or in connection with each Swap Agreement to which a Secured Swap Provider is party (including all such obligations and indebtedness under any guarantee of any such Swap Agreement to which each Grantor is a party, but excluding any additional transactions or confirmations entered into (i) after such Secured Swap Provider ceases to be a First-Lien Lender or an Affiliate of a First-Lien Lender or (ii) after assignment by a Secured Swap Provider to another Secured Swap Provider that is not a First-Lien Lender or an Affiliate of a First-Lien Lender) and (ii) the due performance and compliance by each Grantor with the terms, conditions and agreements of each Swap Agreement to which a Secured Swap Provider is party.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“JPMorgan” has the meaning set forth in the first paragraph of this Agreement.

“Letters of Credit” means “Letters of Credit” as such term is defined in the First-Lien Credit Agreement.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) royalties, production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, encroachments, exceptions or reservations. For the purposes of this Agreement, each Grantor shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“New Agent” has the meaning set forth in Section 5.6 hereof.

“Obligations” means any and all obligations (including guaranty obligations) with respect to the payment and performance of (a) any principal of or interest or premium on any indebtedness, including any reimbursement obligation in respect of any letter of credit, or any other liability, including interest or premium that accrues on or after the commencement of any Insolvency or Liquidation Proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest or premium is allowed in any such Insolvency or Liquidation Proceeding, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any indebtedness (including obligations incurred in connection with the retaking, holding, selling or otherwise disposing of or realizing on the Collateral), (c) any obligation to post cash collateral in respect of letters of credit or any other obligations, and (d) all performance obligations under the documentation governing any indebtedness.

“Obligor” means each Subsidiary of the Company which is or becomes liable for any First-Lien Obligations or Second-Lien Obligations, whether directly, by guaranty, by grant of a Lien, or otherwise.

“Oil and Gas Properties” has the meaning set forth in the First-Lien Credit Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Post-Petition Financing” has the meaning set forth in Section 6.1(a) hereof.

“Priority Lien” has the meaning set forth in Section 5.1(c) hereof.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts, contract rights and Oil and Gas Properties.

“Recovery” has the meaning set forth in Section 6.5 hereof.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness, whether with the same or different lenders, agents or arrangers. “Refinanced” and “Refinancing” shall have correlative meanings.

“Remedial Action” has the meaning set forth in Section 5.1(a)(i) hereof.

“Required First-Lien Creditors” means (i) at all times prior to the occurrence of the Discharge of First-Lien Credit Agreement Obligations, the First-Lien Majority Lenders (or, to the extent required by the First-Lien Credit Agreement, a larger quantum of the First-Lien Lenders), and (ii) at all times after the occurrence of the Discharge of First-Lien Credit Agreement Obligations, the holders of at least the majority of the then outstanding Hedging Obligations (determined by the First-Lien Collateral Agent in such reasonable manner as is acceptable to it).

“Second-Lien Collateral” means all of the Property of any Grantor with respect to which a Lien is granted (or purported to be granted) as security for any Second-Lien Obligations pursuant to any Second-Lien Security Document, including all cash and cash equivalents at any time delivered as collateral under the Second-Lien Notes Indenture.

“Second-Lien Collateral Agent” has the meaning set forth in the first paragraph of this Agreement.

“Second-Lien Creditors” means, at any time, the holders of Second-Lien Obligations at such time, including the Second-Lien Noteholders, the Second-Lien Collateral Agent and the Second-Lien Notes Trustee.

“Second-Lien Mortgages” means, collectively, each mortgage, deed of trust and any other document or instrument under which any Lien on any Oil and Gas Properties owned by any Grantor is granted to secure any Second-Lien Obligations or under which rights or remedies with respect to any such Liens are governed, as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time.

“Second-Lien Notes” has the meaning set forth in the recitals hereto.

“Second-Lien Notes Documents” means the Second-Lien Notes Indenture, the Second-Lien Notes, the Second-Lien Security Documents, each of the other agreements, documents and instruments providing for or evidencing any other Second-Lien Obligation, any other document or instrument executed or delivered at any time in connection with any Second-Lien Obligation, and any agreement, document or instrument identified as a “Second-Lien Notes Document” in the Second-Lien Notes Indenture, as the same may be amended, restated, supplemented, modified and/or Refinanced from time to time.

“Second-Lien Noteholders” means the “Holders” as such term is defined in the Second-Lien Notes Indenture.

“Second-Lien Notes Indenture” has the meaning set forth in the recitals hereto.

“Second-Lien Notes Trustee” has the meaning set forth in the recitals hereto.

“Second-Lien Obligations” means all Obligations outstanding under the Second-Lien Notes Indenture and the other Second-Lien Notes Documents. “Second-Lien Obligations” shall in any event include: (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) on or after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second-Lien Notes Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the Second-Lien Collateral Agent and the Second-Lien Creditors on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding, and (c) all obligations and liabilities of each Grantor under each Second-Lien Notes Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due.

“Second-Lien Release” has the meaning set forth in Section 5.1(a) hereof.

“Second-Lien Security Documents” means the Second-Lien Mortgages and any other agreement, document, mortgage or instrument pursuant to which a Lien is granted (or purported to be granted) by a Grantor securing any Second-Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, restated, supplemented, modified and/or Refinanced from time to time.

“Secured Swap Provider” means (i) each Existing Secured Swap Provider, (ii) each Person that is a party to a Swap Agreement with a Grantor that entered into such Swap Agreement before or while such Person was a First-Lien Lender or an Affiliate of a First-Lien Lender, whether or not such Person at any time ceases to be a First-Lien Lender or an Affiliate of a First-Lien Lender, as the case may be or (iii) assignee of any Person described in clauses (ii) or (iii) above so long as such assignee is an Approved Counterparty (as such term is defined in the First-Lien Credit Agreement).

“Security Documents” means, collectively, the First-Lien Security Documents and the Second-Lien Security Documents.

“Shared Collateral” means all Property of the Grantors (other than the Excluded Second-Lien Collateral) with respect to which a Lien is granted (or purported to be granted) as security for both (i) the First-Lien Obligations pursuant to any First-Lien Security Document and (ii) the Second-Lien Obligations pursuant to any Second-Lien Security Document.

“Subsidiary” means with respect to any Person (the “parent”): (a) any other Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, managers or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the parent and (b) any partnership of which the parent is a general partner.

“Swap Agreement” means any agreement with respect to any swap, cap, floor, collar, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions and any transaction confirmations entered into under any of the foregoing.

“UCC” means the Uniform Commercial Code as from time to time in effect in any relevant jurisdiction.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision

SECTION 2. Priority of Liens.

2.1 Subordination; Etc. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second-Lien Obligations granted on the Collateral or of any Liens securing the First-Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, any other applicable law, this Agreement, the First-Lien Documents or the Second-Lien Notes Documents to the contrary, or any other circumstance whatsoever (including any non-perfection of any Lien purporting to secure the First-Lien Obligations and/or Second-Lien Obligations), the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors (by its acceptance of the benefits of the Second-Lien Notes Documents) hereby agrees that: (a) any Lien on the Collateral securing any First-Lien Obligations now or hereafter held by or on behalf of the First-Lien Collateral Agent or any other First-Lien Creditors or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second-Lien Obligations and (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second-Lien

Collateral Agent, any other Second-Lien Creditors or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First-Lien Obligations. All Liens on the Collateral securing any First-Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second-Lien Obligations for all purposes, whether or not such Liens securing any First-Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any Grantor or any other Person. The parties hereto acknowledge and agree that it is their intent that (i) the First-Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second-Lien Obligations (and the security therefor) and (ii) the grant of Liens securing payment and performance of the First-Lien Obligations and the grant of Liens securing payment and performance of the Second-Lien Obligations create two separate and distinct Liens with each such Lien securing only the corresponding Obligations.

2.2 Prohibition on Contesting Liens. Each of the Second-Lien Collateral Agent, for itself and on behalf of each Second-Lien Creditor, and the First-Lien Collateral Agent, for itself and on behalf of each First-Lien Creditor, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity or enforceability of any Security Document or any Obligation thereunder, (ii) the validity, perfection, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to the Security Documents with respect to the First-Lien Obligations or the Second-Lien Obligations or (iii) the relative rights and duties of the First-Lien Creditors and the Second-Lien Creditors granted and/or established in this Agreement or any other Security Document with respect to such Liens, mortgages, assignments, and security interests; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First-Lien Collateral Agent or any First-Lien Creditor or the Second-Lien Collateral Agent or any Second-Lien Creditor to enforce this Agreement, including the First-Lien Collateral Agent’s right to enforce the priority of the Liens securing the First-Lien Obligations as provided in Section 2.1 hereof.

2.3 No New Liens. (a) So long as the Discharge of First-Lien Obligations has not occurred, the parties hereto agree that the Grantors shall not, and shall not permit any Grantor to, grant or permit any additional Liens, or take any action to perfect any additional Liens, on any Property to secure any Second-Lien Obligation unless it has also granted or contemporaneously grants a Lien on such Property to secure the First-Lien Obligations and has taken all actions required to perfect such Liens. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First-Lien Collateral Agent and/or the other First-Lien Creditors, the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors (by its acceptance of the benefits of the Second-Lien Notes Documents), agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2 hereof.

(b) So long as the Discharge of Second-Lien Obligations has not occurred, the parties hereto agree that the Grantors shall not, and shall not permit any Grantor to, grant or permit any additional Liens, or take any action to perfect any additional Liens, on any Property to secure any First-Lien Obligation unless it has also granted or contemporaneously grants a Lien on such Property (other than Excluded Second-Lien Collateral) to secure the Second-Lien Obligations and has taken all actions required to perfect such Liens.

2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that (i) the Second-Lien Collateral shall not be more expansive than the First-Lien Collateral and (ii) other than the Excluded Second-Lien Collateral, the First-Lien Collateral shall not be more expansive than the Second-Lien Collateral. In furtherance of the foregoing and of Section 8.9 hereof, each Agent and each Creditor agrees, subject to the other provisions of this Agreement:

(i) upon request by either Agent to the other Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in their respective Collateral (other than, in the case of the First-Lien Collateral, the Excluded Second-Lien Collateral) and the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under the First-Lien Documents and the Second-Lien Notes Documents, respectively;

(ii) that the Second-Lien Security Documents creating Liens on the Shared Collateral shall be in all material respects the same forms of documents as the respective First-Lien Security Documents creating Liens on the Shared Collateral other than (A) with respect to the priority nature of the Liens created thereunder in such Shared Collateral, (B) such other modifications to such Second-Lien Security Documents which are less restrictive than the corresponding First-Lien Security Documents and (C) provisions in the Second-Lien Security Documents which are solely applicable to the rights and duties of the Second-Lien Collateral Agent and/or the Second-Lien Notes Trustee; and

(iii) that at no time shall there be any Obligor in respect of the Second-Lien Obligations that is not also an Obligor in respect of the First-Lien Obligations.

SECTION 3. Enforcement.

3.1 Exercise of Remedies. (a) So long as the Discharge of First-Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any Grantor: (i) the Second-Lien Collateral Agent and the other Second-Lien Creditors (v) will not exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral (including the exercise of any right under any lockbox agreement, control account agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second-Lien Collateral Agent or any Second-Lien Creditor is a party) or institute or commence, or join with any Person in commencing, any action or proceeding with respect to such rights or remedies with respect to any Collateral (including any action of foreclosure, enforcement, collection or execution and any Insolvency or Liquidation Proceeding), (w) will not contest, protest or object to any foreclosure proceeding or action brought by the First-Lien Collateral Agent or any other First-Lien Creditor or any other exercise by the First-Lien Collateral Agent or any other First-Lien Creditor of any rights and remedies relating to the Collateral under the First-Lien Credit Documents or otherwise, (x) will not object to the forbearance by the First-Lien Collateral Agent or the other First-Lien Creditors from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, (y) will not institute any suit or other proceeding or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against any First-Lien Creditor seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no First-Lien Creditor shall be liable for, any action taken or omitted to be taken by any First-Lien Creditor with respect to the Collateral or pursuant to the First-Lien Documents and (z) will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Obligor or any of its Subsidiaries or Affiliates under or with respect to any Second-Lien Security Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Second-Lien Security Document (other than filing a proof of claim as set forth below) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, other than filing a proof of claim as set forth below, any Second-Lien Security Document; and (ii) the First-Lien Collateral Agent shall have the exclusive right, and the Required First-Lien Creditors shall have the exclusive right to instruct the First-Lien Collateral Agent, to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with, or the consent of, the Second-Lien Collateral Agent or any other Second-Lien Creditor, all as though the Second-Lien Obligations did not exist; provided that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any Grantor, the Second-Lien Collateral Agent may file a claim or statement of interest with respect to the Second-Lien Obligations, (B) the Second-Lien Collateral Agent may take any action (not adverse to the prior Liens on the Collateral securing the First-Lien Obligations, or the rights of the First-Lien Collateral Agent or the other First-Lien Creditors to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Shared Collateral in compliance with the terms of this Agreement and (C) the Second-Lien Creditors shall be entitled to file any necessary responsive or defensive pleading in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second-Lien Creditors, including any claim secured by the Shared Collateral, if any, in each case in compliance with the terms of this Agreement. In exercising rights and remedies with respect to the Collateral, the First-Lien Collateral Agent and the other First-Lien Creditors may enforce the provisions of the First-Lien Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement by the First-Lien Collateral Agent or First-Lien Creditors shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, agrees that it will not knowingly take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Collateral, unless and until the Discharge of First-Lien Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of First-Lien Obligations has occurred, the sole right of the Second-Lien Collateral Agent and the other Second-Lien Creditors with respect to the Collateral is to hold a Lien on the Shared Collateral pursuant to the

Second-Lien Security Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First-Lien Obligations has occurred in accordance with the terms of the Second-Lien Notes Documents and applicable law.

(c) The Second-Lien Collateral Agent, for itself and on behalf of the Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Notes Documents), (i) agrees that the Second-Lien Collateral Agent and the other Second-Lien Creditors will not (in the case of the Second-Lien Collateral Agent, knowingly) take any action that would hinder, delay, limit or prohibit any exercise of remedies under the First-Lien Documents, including any collection, sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or Security Document or subordinate the priority of the First-Lien Obligations to the Second-Lien Obligations or grant the Liens securing the Second-Lien Obligations equal ranking to the Liens securing the First-Lien Obligations and (ii) hereby waives any and all rights it or the Second-Lien Creditors may have as a junior lien creditor or otherwise (whether arising under the UCC or under any other law) to object to the manner in which the First-Lien Collateral Agent or the other First-Lien Creditors seek to enforce or collect the First-Lien Obligations or the Liens granted in any of the First-Lien Collateral, regardless of whether any action or failure to act by or on behalf of the First-Lien Collateral Agent or First-Lien Creditors is adverse to the interest of the Second-Lien Creditors.

(d) The Second-Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second-Lien Security Documents or any other Second-Lien Notes Document shall be deemed to restrict in any way the rights and remedies of the First-Lien Collateral Agent or the other First-Lien Creditors with respect to the Collateral as set forth in this Agreement and the First-Lien Credit Documents.

(e) The Second-Lien Collateral Agent, for itself and on behalf of the other Second-Lien Creditors (by its acceptance of the benefits of the Second-Lien Notes Documents) agrees that the Second-Lien Collateral Agent and the other Second-Lien Creditors will not, without the prior written consent of the Required First-Lien Creditors (or the First-Lien Collateral Agent at their direction or with their consent), issue any payment blockage or similar notice with respect to any obligations that are subordinated in right of payment to any First-Lien Obligations before the Discharge of First-Lien Obligations has occurred.

3.2 Actions Upon Breach. (a) If any Second-Lien Creditor, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Collateral, such Grantor, with the prior written consent of the First-Lien Collateral Agent, may interpose as a defense or dilatory plea the making of this Agreement, and any First-Lien Creditor may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

(b) Should any Second-Lien Creditor, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement or fail to take any action required by this Agreement, the First-Lien Collateral Agent or any other First-Lien Creditor (in its own name or in the name of the relevant Grantor) or the relevant Grantor, with the prior written consent of the First-Lien Collateral Agent, (i) may obtain relief against such Second-Lien Creditor by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second-Lien Collateral Agent on behalf of each Second-Lien Creditor that (x) the First-Lien Creditors’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (y) each Second-Lien Creditor waives any defense that the Grantors and/or the First-Lien Creditors cannot demonstrate damage and/or be made whole by the awarding of damages, and (ii) shall be entitled to damages, as well as reimbursement for all reasonable and documented costs and expenses incurred in connection with any action to enforce the provisions of this Agreement.

SECTION 4. Payments.

4.1 Application of Proceeds. So long as the Discharge of First-Lien Obligations has not occurred, any proceeds of any Collateral pursuant to the enforcement of any Security Document or the exercise of any remedial provision thereunder, together with all other proceeds of Collateral received by any Creditor (including all funds received in respect of post-petition interest or fees and expenses) as a result of any such enforcement or the exercise of any such remedial provision or as a result of any distribution of or in respect of any Collateral (whether or not expressly characterized as such) upon or in any Insolvency or Liquidation Proceeding with respect to any Grantor, or the application of any Collateral (or proceeds thereof) to the payment thereof or any distribution of Collateral (or proceeds thereof) upon the liquidation or dissolution of any Grantor, shall be applied by the First-Lien Collateral Agent to the First-Lien Obligations in such order as specified in the relevant First-Lien Security Document. Upon the Discharge of First-Lien Obligations, the First-Lien Collateral Agent shall deliver to the Second-Lien Collateral Agent any proceeds of Shared Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Second-Lien Collateral Agent to the Second-Lien Obligations in such order as specified in the Second-Lien Security Documents.

4.2 Payments Over. Until such time as the Discharge of First-Lien Obligations has occurred, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.3 hereof) (or any distribution in respect of the Collateral, whether or not expressly characterized as such) received by the Second-Lien Collateral Agent or any other Second-Lien Creditors in connection with the exercise of any right or remedy (including setoff) relating to the Collateral or that is otherwise inconsistent with this Agreement shall be segregated and held in trust and forthwith paid over to the First-Lien Collateral Agent for the benefit of the First-Lien Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First-Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second-Lien Collateral Agent or any such other Second-Lien Creditors. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

SECTION 5. Other Agreements.

5.1 Releases.

(a) If, in connection with:

(i) the exercise of the First-Lien Collateral Agent’s remedies in respect of the Collateral provided for in Section 3.1 hereof, including any sale, lease, exchange, transfer or other disposition (including, but not limited to, a sale under Section 363 of the Bankruptcy Code) of any such Collateral (any of the foregoing, a “Remedial Action”);

(ii) any sale (including, but not limited to, a sale under Section 363 of the Bankruptcy Code), lease, exchange, transfer or other disposition of any Collateral permitted under the terms of the First-Lien Documents (whether or not an “event of default” thereunder or under any Second-Lien Notes Document has occurred and is continuing); or

(iii) any agreement (not contravening the First-Lien Documents) between the First-Lien Collateral Agent and the Company or any Grantor (x) to release the First-Lien Collateral Agent’s Lien on any portion of the Collateral (other than in connection with, or in anticipation of, a Discharge of First-Lien Obligations) or (y) to release any Grantor from its obligations under its guaranty of the First-Lien Obligations (other than in connection with, or in anticipation of, a Discharge of First-Lien Obligations);

there occurs the release by the First-Lien Collateral Agent, acting on its own or at the direction of the Required First-Lien Creditors, of any of its Liens on any part of the Collateral, or of any Grantor from its obligations under its guaranty of the First-Lien Obligations, then the Liens, if any, of the Second-Lien Collateral Agent, for itself and for the benefit of the other Second-Lien Creditors, on such Collateral, and the obligations of such Grantor under its guaranty of the Second-Lien Obligations, shall be automatically, unconditionally and simultaneously released (the “Second-Lien Release”), and the Second-Lien Collateral Agent, on behalf of the Second-Lien Creditors, promptly shall execute and deliver to the First-Lien Collateral Agent or such Grantor such termination statements, releases and other documents as the First-Lien Collateral Agent or such Grantor may request to effectively confirm such release; provided, however, that the Second-Lien Release shall not occur without the consent of the Second-Lien Collateral Agent in the case of the exercise of remedies as to any Shared Collateral the proceeds of which will not be applied to repay the First-Lien Obligations; provided, further, that if an “event of default” then exists under the Second-Lien Notes Indenture and the Discharge of First-Lien Obligations occurs concurrently with or as a result of any such release, the Second-Lien Collateral Agent (on behalf of the Second-Lien Creditors) shall be entitled to receive the residual cash or other proceeds (if any) remaining after giving effect to such release and the Discharge of First-Lien Obligations to the extent required pursuant to the terms of the Second-Lien Notes Documents.

(b) Until the Discharge of First-Lien Obligations occurs, the Second-Lien Collateral Agent, for itself and on behalf of the Second-Lien Creditors, hereby irrevocably constitutes and appoints the First-Lien Collateral Agent and any officer or agent of the First-Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second-Lien Collateral Agent or such other Second-Lien Creditor or in the First-Lien Collateral Agent’s own name, from time to time in the First-Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1 at any time that the Second-Lien Collateral Agent fails to act as required by this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(c) If, prior to the Discharge of First-Lien Obligations, a subordination of the First-Lien Collateral Agent’s Lien on any Shared Collateral is permitted (or in good faith believed by the First-Lien Collateral Agent to be permitted) under the First-Lien Credit Agreement to another Lien permitted under the First-Lien Credit Agreement (a “Priority Lien”), then the First-Lien Collateral Agent is authorized to execute and deliver a subordination agreement with respect thereto in form and substance satisfactory to it, and the Second-Lien Collateral Agent, for itself and on behalf of the Second-Lien Creditors, shall promptly execute and deliver to the First-Lien Collateral Agent or the relevant Grantor an identical subordination agreement, modified as deemed necessary by the First-Lien Collateral Agent to give effect to this Agreement, subordinating the Liens of the Second-Lien Collateral Agent for the benefit of the Second-Lien Creditors to such Priority Lien.

5.2 Inspection; Repossession; Insurance. Any First-Lien Creditor and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Collateral, and the First-Lien Collateral Agent may advertise and conduct public auctions or private sales of the Collateral, in each case without notice to, the involvement of or interference by any Second-Lien Creditor or liability to any Second-Lien Creditor. Unless and until the Discharge of First-Lien Obligations has occurred, the First-Lien Collateral Agent (acting at the direction of the Required First-Lien Creditors) shall have the sole and exclusive right, subject to the rights of the Grantors under the First-Lien Credit Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First-Lien Obligations has occurred, and subject to the rights of the Grantors under the First-Lien Security Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall be paid to the First-Lien Collateral Agent for the benefit of the First-Lien Creditors pursuant to the terms of the First-Lien Documents (including for purposes of cash collateralization of commitments, letters of credit and Swap Agreements) and, after the Discharge of First-Lien Obligations has occurred, to the Second-Lien Collateral Agent for the benefit of the Second-Lien Creditors (in respect of any Shared Collateral) to the extent required under the Second-Lien Security Documents and then, to the extent no Second-Lien Obligations are outstanding, to the owner of the subject Property, to such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Second-Lien Collateral Agent or any other Second-Lien Creditor shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the First-Lien Collateral Agent in accordance with the terms of Section 4.2 hereof. In addition, if by virtue of being named as an additional insured or loss payee of any insurance policy of any Grantor covering any of the Collateral, the Second-Lien Collateral Agent or any other Second-Lien Creditor shall have the right to adjust or settle any claim under any such insurance policy, then unless and until the Discharge of First-Lien Obligations has occurred, the Second-Lien Collateral Agent and any such Second-Lien Creditor shall follow the instructions of the First-Lien Collateral Agent (acting at the direction of the Required First-Lien Creditors) with respect to such adjustment or settlement.

5.3 Amendments to and Other Restrictions on Second-Lien Security Documents.

(a) Without the prior written consent of the First-Lien Collateral Agent (acting at the direction of the Required First-Lien Creditors), no Second-Lien Notes Document may be amended, supplemented, restated or otherwise modified and/or Refinanced or entered into to the extent such amendment, supplement, restatement or other modification and/or Refinancing, or the terms of any new Second-Lien Notes Document, would contravene the provisions of this Agreement, the First-Lien Credit Agreement or any other First-Lien Document. Each Grantor and the Second-Lien Collateral Agent agree that each Second-Lien Security Document shall include the following language (or language to similar effect approved by the First-Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second-Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second-Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of April 23, 2010 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), among ATP Oil & Gas Corporation, the other obligors from time to time party thereto, JPMorgan Chase Bank, N.A., in its capacity as the initial First-Lien Collateral Agent thereunder, and The Bank of New York Mellon Trust Company, N.A., as trustee, in its capacity as the initial Second-Lien Collateral Agent thereunder. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, each Grantor and the Second-Lien Collateral Agent, on behalf of the Second-Lien Creditors, each agree that each Second-Lien Mortgage covering any Shared Collateral shall contain such other language as the First-Lien Collateral Agent may reasonably request to reflect the subordination of such Second-Lien Mortgage to the First-Lien Security Document covering such Shared Collateral.

(b) In the event the First-Lien Collateral Agent or the other First-Lien Creditors and the relevant Grantor(s) enter into any amendment, restatement, waiver or consent in respect of any of the First-Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First-Lien Security Document or changing in any manner the rights of the First-Lien Collateral Agent, the other First-Lien Creditors, or any Grantor thereunder, then such amendment, restatement, waiver or consent shall apply automatically to any comparable provision of the Second-Lien Notes Indenture and the Comparable Second-Lien Security Document without the consent of the Second-Lien Collateral Agent or the other Second-Lien Creditors and without any action by the Second-Lien Collateral Agent, the Company or any Grantor, provided that (A) no such amendment, restatement, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Second-Lien Security Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1 of this Agreement and provided that there is a corresponding release of the Lien securing the First-Lien Obligations, (ii) imposing additional duties on, or expanding the obligations of, the Second-Lien Collateral Agent without its consent or (iii) permitting other Liens on the Shared Collateral not permitted under the terms of the Second-Lien Notes Documents or under Section 6 hereof and (B) written notice of such amendment, restatement, waiver or consent shall have been given to the Second-Lien Collateral Agent (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent).

5.4 Rights As Unsecured Creditors. Except as otherwise set forth in this Agreement, the Second-Lien Collateral Agent and the other Second-Lien Creditors may exercise rights and remedies as unsecured creditors against any Grantor in accordance with the terms of the Second-Lien Notes Documents and applicable law. Except as otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by the Second-Lien Collateral Agent or any other Second-Lien Creditor of the required payments of interest, premium and principal on the Second-Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second-Lien Collateral Agent or any other Second-Lien Creditor of rights or remedies as a secured creditor (including setoff) or enforcement in contravention of this Agreement of any Lien held by any of them. In the event the Second-Lien Collateral Agent or any other Second-Lien Creditor becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing First-Lien Obligations on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to such Liens securing First-Lien Obligations under this Agreement. Nothing in this Section 5.4 impairs or otherwise adversely affects any rights or remedies the First-Lien Collateral Agent or the other First-Lien Creditors may have with respect to the First-Lien Collateral.

5.5 Bailee for Perfection. (a) The First-Lien Collateral Agent agrees to hold that part of the Shared Collateral that is in its possession or control (or in the possession or control of its agents or bailees), to the extent that possession thereof is taken to perfect a Lien thereon under the Uniform Commercial Code (such Collateral being the “Pledged Collateral”) for the benefit of and on behalf of the First-Lien Creditors, the Second-Lien Collateral Agent and the Second-Lien Creditors and any assignee solely for the purpose of perfecting the security interest granted under the First-Lien Credit Documents and the Second-Lien Notes Documents, subject to the terms and conditions of this Section 5.5. The Second-Lien Collateral Agent hereby appoints the First-Lien Collateral Agent to act as its agent under all control agreements solely for the purposes of perfecting the security interests granted under the First-Lien Security Documents, subject to the terms and conditions of this Section 5.5, and the First-Lien Collateral Agent accepts such appointment. In furtherance of the foregoing, the Grantors hereby grant to the First-Lien Collateral Agent for the benefit of the Second-Lien Collateral Agent and the Second-Lien Creditors a security interest in all of Grantors’ right, title and interest in all Pledged Collateral.

(b) Subject to the terms of this Agreement, until the Discharge of First-Lien Obligations has occurred, the First-Lien Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First-Lien Credit Documents as if the Liens of the Second-Lien Collateral Agent under the Second-Lien Security Documents did not exist. The rights of the Second-Lien Collateral Agent shall at all times be subject to the terms of this Agreement and to the First-Lien Collateral Agent’s rights under the First-Lien Credit Documents.

(c) The First-Lien Collateral Agent shall have no obligation whatsoever to the First-Lien Creditors and the Second-Lien Collateral Agent or any Second-Lien Creditor to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve the rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the First-Lien Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral for the benefit of and on behalf of the First-Lien Creditors and the Second-Lien Collateral Agent and any permitted assignee in accordance with this Section 5.5.

(d) The First-Lien Collateral Agent acting pursuant to this Section 5.5 shall not have by reason of the First-Lien Security Documents, the Second-Lien Security Documents, this Agreement or any other document or theory a fiduciary relationship in respect of the First-Lien Creditors, the Second-Lien Collateral Agent or any Second-Lien Creditor.

(e) Upon the Discharge of First-Lien Obligations under the First-Lien Credit Documents to which the First-Lien Collateral Agent is a party, the First-Lien Collateral Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Second-Lien Collateral Agent to the extent Second-Lien Obligations remain outstanding, and second, to the Borrower to the extent no First-Lien Obligations or Second-Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Collateral). The First-Lien Collateral Agent further agrees to take all other action reasonably requested by such Person in connection with such Person obtaining a first priority interest in the Pledged Collateral or as a court of competent jurisdiction may otherwise direct. Notwithstanding the first-in-time filing of the First-Lien Collateral Agent’s Liens upon the Pledged Collateral and notwithstanding anything in Section 7.3 to the contrary (but subject to Section 5.6 and Section 6.5), after the Discharge of First-Lien Obligations, the First-Lien Collateral Agent agrees that the Second-Lien Collateral Agent’s Liens upon the Pledged Collateral shall rank pari passu with the First-Lien Collateral Agent’s Liens on the Pledged Collateral to the extent the First-Lien Collateral Agent’s Liens remain in effect to secure any First-Lien Obligations still in effect after the Discharge of First-Lien Obligations. After the Discharge of First-Lien Obligations, subject to Section 5.6 and Section 6.5, any remaining First-Lien Obligations shall not be entitled to any benefits under this Agreement other than the right to be secured on a pari passu basis with the Second-Lien Obligations on terms no more disadvantageous than those of any other Second-Lien Obligations.

5.6 When Discharge of First-Lien Obligations Deemed to Not Have Occurred. If at any time after the Discharge of First-Lien Obligations has occurred, the Company contemporaneously therewith enters into any Refinancing of any First-Lien Credit Document evidencing a First-Lien Obligation, then such Discharge of First-Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing First-Lien Credit Document shall automatically be treated as First-Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the first-lien collateral agent under such First-Lien Credit Documents shall be the First-Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Company has entered into a new

First-Lien Credit Document (which notice shall include the identity of the new agent, such agent, the “New Agent”), the Second-Lien Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Grantors or such New Agent may reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case identical in all material respects with the terms of this Agreement.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1 Finance and Sale Issues. If any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First-Lien Collateral Agent (acting at the direction of the Required First-Lien Creditors) shall desire to permit the use of Cash Collateral (as defined in Section 363(a) of the Bankruptcy Code) on which the First-Lien Collateral Agent or any other creditor of any Grantor has a Lien or to permit any Grantor to obtain financing (including on a priming basis), whether from the First-Lien Creditors or any other third party under Section 362, 363 or 364 of the Bankruptcy Code or any other Bankruptcy Law (each, including any such financing (x) which represents an advance by some or all of the First-Lien Creditors following repayment of amounts of First-Lien Obligations with cash collateral or (y) the proceeds of which are used, in whole or in part, to repay First-Lien Obligations owed to some or all of the First-Lien Creditors, a “Post-Petition Financing”), then the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Notes Documents), agrees that it will not oppose or raise any objection to or contest (or join with or support any third party opposing, objecting to or contesting), such use of Cash Collateral or Post-Petition Financing and will not request adequate protection or any other relief in connection therewith (except as expressly agreed in writing by the First-Lien Collateral Agent or to the extent otherwise permitted by Section 6.3 hereof) and, to the extent the Liens securing the First-Lien Obligations are subordinated to or pari passu with such Post-Petition Financing, the Liens of the Second-Lien Creditors on the Collateral shall be deemed to be subordinated, without any further action on the part of any person or entity, to the Liens securing such Post-Petition Financing (and all Obligations relating thereto), and the Liens securing the Second-Lien Obligations shall have the same priority with respect to the Collateral relative to the Liens securing the First-Lien Obligations as if such Post-Petition Financing had not occurred. Without the consent of the First-Lien Collateral Agent, no Second-Lien Creditor shall propose, support or enter into any Post-Petition Financing, if the effect of such Post-Petition Financing would be that the Second-Lien Obligations would no longer be subordinated to the First-Lien Obligations in the manner set forth in this Agreement, or the Second-Lien Creditors would recover any payments they are not otherwise entitled to under this Agreement, including by way of adequate protection.

(b) The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Notes Documents), agrees that it will raise no objection to, oppose or contest (or join with or support any third party opposing, objecting to or contesting), a sale or other disposition of any Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the First-Lien Creditors have consented to such sale or disposition of such assets. Notwithstanding the foregoing, the Second-Lien Collateral Agent on behalf of itself and the other Second-Lien Creditors shall be entitled to object to any sale or other disposition to the extent that the terms of any proposed order approving such transaction do not provide for the interests of the Second-Lien Creditors to attach to the proceeds of the Shared Collateral (if sufficient to satisfy the First-Lien Obligations), subject to the terms of this Agreement and shall be entitled to assert its rights (if any) under Section 363(k) of the Bankruptcy Code, subject to the terms of this Agreement. Notwithstanding the foregoing, the Second-Lien Agent, on behalf of itself and the other Second-Lien Creditors, may raise objections to any such sale or other disposition of Shared Collateral that could be raised by any creditor of the Grantors whose claims were not secured by any Liens on the Collateral so long as such objections are not based on the Second-Lien Creditors’ status as secured creditors.

6.2 Relief from the Automatic Stay. Until the Discharge of First-Lien Obligations has occurred, the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Notes Documents), agrees that none of them shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First-Lien Collateral Agent.

6.3 Adequate Protection. The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Notes Documents), agrees that none of them shall (i) oppose, object to or contest (or join with or support any third party opposing, objecting to or contesting) (a) any request by the First-Lien Collateral Agent or the other First-Lien Creditors for adequate protection in any Insolvency or Liquidation Proceeding (or any granting of such request), (b) any objection by the First-Lien Collateral Agent or the other First-Lien Creditors to any motion, relief, action or proceeding based on the First-Lien Collateral Agent or the other First-Lien Creditors claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to the First-Lien Collateral Agent or any other First-Lien Creditor under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise or (ii) seek or request any form of adequate protection under any of Sections 362, 363 and/or 364 of the Bankruptcy Code with respect to the Collateral, except to the extent that, in the sole discretion of the First-Lien Creditors, the receipt by the Second-Lien Creditors of any such adequate protection would not reduce (or would not have the effect of reducing) or adversely affect the adequate protection that the First-Lien Creditors otherwise would be entitled to receive (it being understood that, in any event, any such adequate protection is in the form of a replacement or additional Lien on the Grantors’ assets or such other form of adequate protection (including payments of interest, fees, charges or other amounts) as may be agreed to in writing by the First-Lien Collateral Agent, which, in the case of a replacement or additional Lien, will be subordinated to the Liens securing the First-Lien Obligations (including any replacement or additional Liens granted in respect of the First-Lien Obligations) and any Post-Petition Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to the First-Lien Obligations under this Agreement). Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding, if the First-Lien Creditors (or any subset thereof) are granted adequate protection in the form of additional collateral or replacement Liens in connection with any DIP Financing, then the Second-Lien Collateral Agent, on behalf of itself or any of the Second-Lien Creditors, may seek or request adequate protection in the form of a Lien on such additional collateral or replacement Liens, which Liens, in either case, will be subordinated to the Liens securing the First-Lien Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to the First-Lien Obligations under this Agreement.

6.4 No Waiver; Voting Rights. Except as otherwise set forth in Section 6.3, nothing contained herein shall prohibit or in any way limit the First-Lien Collateral Agent or any First-Lien Creditor from objecting on any basis in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second-Lien Collateral Agent or any other Second-Lien Creditor, including the seeking by the Second-Lien Collateral Agent or any other Second-Lien Creditor of adequate protection or the assertion by the Second-Lien Collateral Agent or any other Second-Lien Creditor of any of its rights and remedies under the Second-Lien Notes Documents or otherwise. In any Insolvency or Liquidation Proceeding, neither the Second-Lien Collateral Agent nor any other Second-Lien Creditor shall (i) oppose, object to, or vote against any plan of reorganization or disclosure statement, or join with or support any third party in doing so, to the extent the terms of such plan or disclosure statement comply with the following clause (ii) and are otherwise consistent with the rights of the First-Lien Creditors under this Agreement or (ii) support or vote for any plan of reorganization or disclosure statement of any Grantor unless (x) such plan is accepted by the class of First-Lien Creditors in accordance with Section 1126(c) of the Bankruptcy Code or otherwise provides for the payment in full in cash of all First-Lien Obligations (including all post-petition interest, fees and expenses as provided in Section 6.6 hereof) on the effective date of such plan of reorganization, or (y) such plan provides on account of the First-Lien Obligations for the retention by the First-Lien Collateral Agent, for the benefit of the First-Lien Creditors, of the Liens on the Collateral securing the First-Lien Obligations, and on all proceeds thereof, and such plan also provides that any Liens retained by, or granted to, the Second-Lien Collateral Agent are only on Property securing the First-Lien Obligations and shall have the same relative priority with respect to the Collateral or other Property, respectively, as provided in this Agreement with respect to the Collateral, and to the extent such plan provides for deferred cash payments, or for the distribution of any other Property of any kind or nature, on account of the First-Lien Obligations or the Second-Lien Obligations, such plan provides that any such deferred cash payments or other distributions in respect of the Second-Lien Obligations shall be delivered to the First-Lien Collateral Agent and distributed in accordance with the priorities provided in Section 4.1(a) hereof. Except as provided in this Section 6, the Second-Lien Creditors shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.

6.5 Preference Issues. If any First-Lien Creditor is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (a “Recovery”), then the First-Lien Obligations shall be reinstated to the extent of such Recovery and the First-Lien Creditors shall be entitled to a reinstatement of First-Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by the Second-Lien Collateral Agent or any Second-Lien Creditor on account of the Second-Lien Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 6.5, be held in trust for and paid over to the First-Lien Collateral Agent for the benefit of the First-Lien Creditors, for application to the reinstated First-

Lien Obligations until the discharge thereof. This Section 6.5 shall survive termination of this Agreement.

6.6 Post-Petition Interest. (a) Neither the Second-Lien Collateral Agent nor any other Second-Lien Creditor shall oppose or seek to challenge any claim by the First-Lien Collateral Agent or any other First-Lien Creditor for allowance or payment in any Insolvency or Liquidation Proceeding of First-Lien Obligations consisting of post-petition interest, fees or expenses. Regardless of whether any such claim for post-petition interest, fees or expenses is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement is expressly intended to include and does include the “rule of explicitness” in that this Agreement expressly entitles the First-Lien Creditors, and is intended to provide the First-Lien Creditors with the right, to receive payment of all post-petition interest, fees or expenses through distributions made pursuant to the provisions of this Agreement even though such interest, fees and expenses are not allowed or allowable against the bankruptcy estate of the Company or any Grantor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Bankruptcy Law

(b) Neither the First-Lien Collateral Agent nor any other First-Lien Creditor shall oppose or seek to challenge any claim by the Second-Lien Collateral Agent or any Second-Lien Creditor for allowance (but not payment until the Discharge of First Lien Obligations has occurred) in any Insolvency or Liquidation Proceeding of Second-Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Second-Lien Collateral Agent on behalf of the Second-Lien Creditors on the Shared Collateral (after taking into account the First-Lien Collateral).

6.7 Waiver. The Second-Lien Collateral Agent, for itself and on behalf of the other Second-Lien Creditors, waives any claim it may hereafter have against any First-Lien Creditor arising out of the election by any First-Lien Creditor of the application to the claims of any First-Lien Creditor of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any Cash Collateral or Post-Petition Financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

6.8 Limitations. So long as the Discharge of First-Lien Obligations has not occurred, without the express written consent of the First-Lien Collateral Agent, none of the Second-Lien Creditors shall (or shall join with or support any third party making, opposing, objecting or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) make an election for application to its claims of Section 1111(b)(2) of the Bankruptcy Code, (ii) oppose, object to or contest the determination of the extent of any Liens held by any of the First-Lien Creditors or the value of any claims of First-Lien Creditors under Section 506(a) of the Bankruptcy Code or (iii) oppose, object to or contest the payment to the First-Lien Creditors of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.

SECTION 7. Reliance; Waivers; Etc.

7.1 Reliance. Other than any reliance on the terms of this Agreement, the First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, acknowledges that it and the other First-Lien Creditors have, independently and without reliance on the Second-Lien Collateral Agent or any other Second-Lien Creditors, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First-Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under any First-Lien Document or this Agreement. The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, acknowledges that it and the other Second-Lien Creditors have, independently and without reliance on the First-Lien Collateral Agent or any other First-Lien Creditor, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second-Lien Notes Documents and be bound by the terms of this Agreement and each Second-Lien Creditor (other than the Second-Lien Notes Trustee and Second-Lien Collateral Agent) will continue to make their own credit decision in taking or not taking any action under the Second-Lien Notes Documents or this Agreement.

7.2 No Warranties or Liability. The First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, acknowledges and agrees that each of the Second-Lien Collateral Agent and the other Second-Lien Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second-Lien Notes Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. Subject to the terms of this Agreement, the Second-Lien Creditors will be entitled to manage and supervise their respective loans and extensions of credit under the Second-Lien Notes Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, acknowledges and agrees that each of the First-Lien Collateral Agent and the First-Lien Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First-Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First-Lien Creditors will be entitled to manage and supervise their respective loans and extensions of credit under their respective First-Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The First-Lien Collateral Agent and the First-Lien Creditors shall have no duty to the Second-Lien Collateral Agent or any of the Second-Lien Creditors, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including under the First-Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities. (a) No right of the First-Lien Creditors, the First-Lien Collateral Agent or any of them to enforce any provision of this Agreement or any First-Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any First-Lien Creditor or the First-Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First-Lien Documents or any of the Second-Lien

Notes Documents, regardless of any knowledge thereof which the First-Lien Collateral Agent or the First-Lien Creditors, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the First-Lien Documents), the First-Lien Creditors, the First-Lien Collateral Agent and any of them may, at any time and from time to time in accordance with the First-Lien Documents and/or applicable law, without the consent of, or notice to, the Second-Lien Collateral Agent or any other Second-Lien Creditor, without incurring any liabilities to the Second-Lien Collateral Agent or any other Second-Lien Creditor and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second-Lien Collateral Agent or any Second-Lien Creditors is affected, impaired or extinguished thereby) do any one or more of the following:

(i) make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(ii) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First-Lien Obligations or any Lien on any First-Lien Collateral or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First-Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First-Lien Collateral Agent or any of the First-Lien Creditors, the First-Lien Obligations or any of the First-Lien Documents;

(iii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First-Lien Collateral or any liability of any Grantor to the First-Lien Creditors or the First-Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(iv) settle or compromise any First-Lien Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First-Lien Obligations) in any manner or order;

(v) exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other Person or with respect to any security, elect any remedy and otherwise deal freely with any Grantor or any First-Lien Collateral and any security and any guarantor or any liability of any Grantor to the

First-Lien Creditors or any liability incurred directly or indirectly in respect thereof; and

(vi) release or discharge any First-Lien Obligation or any guaranty thereof or any agreement or obligation of any Grantor or any other person or entity with respect thereto.

(c) So long as the Discharge of First-Lien Obligations has not occurred, the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Notes Documents), agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4 Waiver of Liability; Indemnity. (a) The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, also agrees that the First-Lien Creditors and the First-Lien Collateral Agent shall have no liability to the Second-Lien Collateral Agent or any other Second-Lien Creditors, and the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, hereby waives any claim against any First-Lien Creditor or the First-Lien Collateral Agent, arising out of any and all actions which the First-Lien Creditors or the First-Lien Collateral Agent may take or permit or omit to take with respect to: (i) the First-Lien Documents (including any failure to perfect or obtain perfected security interests in the First-Lien Collateral), (ii) the collection of the First-Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First-Lien Collateral. The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, agrees that the First-Lien Creditors and the First-Lien Collateral Agent have no duty, express or implied, fiduciary or otherwise, to them in respect of the maintenance or preservation of the First-Lien Collateral, the First-Lien Obligations or otherwise. Neither the First-Lien Collateral Agent nor any other First-Lien Creditor nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or upon the request of the Second-Lien Collateral Agent, any other holder of Second-Lien Obligations or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof except as expressly provided in Section 4.1. Without limiting the foregoing, each Second-Lien Creditor by accepting the benefits of the Second-Lien Notes Documents agrees that neither the First-Lien Collateral Agents nor any other First-Lien Creditor (in directing the Collateral Agent to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner, including as a result of the application of the principles of marshaling or otherwise, that would maximize the return to any class of Creditors holding Obligations of any type (whether First-Lien Obligations or Second-Lien Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such class of Creditors from such realization, sale, disposition or liquidation.

(b) With respect to its share of the Obligations, JPMorgan shall have and may exercise the same rights and powers hereunder as, and shall be subject to the same obligations and liabilities as and to the extent set forth herein for, any other Creditor, all as if JPMorgan were not the First-Lien Collateral Agent. The term “Creditors” or any similar term shall, unless the context clearly otherwise indicates, include JPMorgan in its individual capacity as a Creditor. JPMorgan and its Affiliates may lend money to, and generally engage in any kind of business with, the Grantors or any of their Affiliates as if JPMorgan were not acting as the First-Lien Collateral Agent and without any duty to account therefor to any other Creditor.

7.5 Obligations Unconditional. All rights, interests, agreements and obligations of the First-Lien Collateral Agent and the other First-Lien Creditors and the Second-Lien Collateral Agent and the other Second-Lien Creditors, respectively, hereunder (including the Lien priorities established hereby) shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First-Lien Document or any Second-Lien Notes Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First-Lien Obligations or Second-Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First-Lien Document or any Second-Lien Notes Document;

(c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First-Lien Obligations or Second-Lien Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any Grantor in respect of the First-Lien Obligations, or of the Second-Lien Collateral Agent or any Second-Lien Creditor in respect of this Agreement.

SECTION 8. Miscellaneous.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First-Lien Documents or the Second-Lien Notes Documents, the provisions of this Agreement shall govern and control.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First-Lien Creditors may continue, at any time and without notice to the Second-Lien Collateral Agent or any other Second-Lien Creditor, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor constituting First-Lien Obligations in reliance hereon. Each First-Lien and Second-Lien

Collateral Agent, on behalf of itself and the First-Lien and Second-Lien Creditors, respectively, hereby agrees that it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement, and waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, this Agreement is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable non-bankruptcy law. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second-Lien Collateral Agent, the other Second-Lien Creditors and the Second-Lien Obligations, the date of the Discharge of Second-Lien Obligations and (ii) with respect to the First-Lien Collateral Agent, the other First-Lien Creditors and the First-Lien Obligations, the date of the Discharge of First-Lien Obligations, subject to the rights of the First-Lien Creditors under Section 6.5 hereof.

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second-Lien Collateral Agent or the First-Lien Collateral Agent shall be made unless the same shall be in writing signed on behalf of each party hereto; provided that (x) the First-Lien Collateral Agent (at the direction of the Required First-Lien Creditors) may, without the written consent of any other Creditor, agree to modifications of this Agreement for the purpose of securing additional extensions of credit (including pursuant to the First-Lien Credit Agreement or any Refinancing or extension thereof) and adding new creditors as “First-Lien Creditors” and “Creditors” hereunder, so long as such extensions (and resulting additions) do not otherwise give rise to a violation of the express terms of the First-Lien Credit Agreement or the Second-Lien Notes Indenture provided that a written notice of such amendment shall be given to the Second-Lien Collateral Agent (although the failure to give any such notice shall in no way affect the effectiveness of any such modification) and (y) additional Grantors may be added as parties hereto in accordance with the provisions of Section 8.18 of this Agreement. Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall not impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights, interests, liabilities or privileges are directly affected or imposes additional obligations on a Grantor.

8.4 Information Concerning Financial Condition of the Grantors and their Subsidiaries. The First-Lien Collateral Agent and the other First-Lien Creditors, on the one hand, and the Second-Lien Collateral Agent and the other Second-Lien Creditors, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and their Subsidiaries and all endorsers and/or guarantors of the First-Lien

Obligations or the Second-Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First-Lien Obligations or the Second-Lien Obligations. The First-Lien Collateral Agent and the other First-Lien Creditors shall have no duty to advise the Second-Lien Collateral Agent or any other Second-Lien Creditor of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First-Lien Collateral Agent or any of the other First-Lien Creditors, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second-Lien Collateral Agent or any other Second-Lien Creditor, it or they shall be under no obligation (w) to make, and the First-Lien Collateral Agent and the other First-Lien Creditors shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation. Subject to the Discharge of First-Lien Obligations, with respect to the value of any payments or distributions in cash or other Property that the Second-Lien Creditors or Second-Lien Collateral Agent pay over to the First-Lien Collateral Agent or any of the other First-Lien Creditors under the terms of this Agreement, the Second-Lien Collateral Agent and the other Second-Lien Creditors shall be subrogated to the rights of the First-Lien Collateral Agent and such other First-Lien Creditors; provided that the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First-Lien Obligations has occurred. Each Grantor acknowledges and agrees that, the value of any payments or distributions in cash or other Property received by the Second-Lien Collateral Agent or the other Second-Lien Creditors and paid over to the First-Lien Collateral Agent or the other First-Lien Creditors pursuant to, and applied in accordance with, this Agreement, shall not relieve or reduce any of the Obligations owed by any Grantor under the Second-Lien Notes Documents.

8.6 Application of Payments. All payments received by the First-Lien Collateral Agent or the other First-Lien Creditors may be applied, reversed and reapplied, in whole or in part, to such part of the First-Lien Obligations as the First-Lien Creditors, in their sole discretion, deem appropriate. The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, assents to any extension or postponement of the time of payment of the First-Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or, subject to the terms of Section 5.1(a) hereof, release of any security constituting Shared Collateral which may at any time secure any part of the First-Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor; provided that the parties hereto agree that (x) no Grantor shall, nor shall any Grantor permit any Grantor to, substitute or exchange any security constituting Shared Collateral under this Section 8.6, unless it has also granted or contemporaneously grants a Lien on such substituted or exchanged Property to secure the Second-Lien Obligations and has taken all actions to perfect such new Liens, and (y) in furtherance of Section 2.4(iii) hereof, with respect to any Person added or released as an Obligor pursuant to this Section 8.6, the parties will enter into such documentation as is necessary to ensure compliance with Section 2.4(iii) hereof.

8.7 SUBMISSION TO JURISDICTION; WAIVERS. (a) THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b) THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH EACH MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 8.7(a) HEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE FIRST-LIEN DOCUMENTS AND THE SECOND-LIEN NOTES DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.8 Notices. All notices to the Second-Lien Creditors and the First-Lien Creditors permitted or required under this Agreement may be sent to the Second-Lien Collateral Agent and the First-Lien Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four (4) Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth beside each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9 Further Assurances. Each of the First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors and each Grantor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First-Lien Collateral Agent or the Second-Lien Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement. Each Second-Lien Creditor, by its acceptance of the benefits of the Second-Lien Notes Documents, agrees to be bound by the agreements herein made by it and the Second-Lien Collateral Agent, on its behalf.

8.10 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the First-Lien Collateral Agent, the other First-Lien Creditors, the Second-Lien Collateral Agent, the other Second-Lien Creditors, the Grantors and their respective successors and assigns; provided that no Grantor may assign any of its rights or obligations under this Agreement without the prior written consent of (a) the First-Lien Collateral Agent and (b) except as permitted under the Second-Lien Notes Documents, the Second-Lien Collateral Agent.

8.12 Specific Performance. Each of the First-Lien Collateral Agent and the Second-Lien Collateral Agent may demand specific performance of this Agreement. Each of the First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, and the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First-Lien Collateral Agent or the Second-Lien Collateral Agent, as the case may be.

8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each Second-Lien Creditor, by its acceptance of the benefits of the Second-Lien Notes Documents, agrees to be bound by the agreements made herein.

8.16 No Third Party Beneficiaries; Effect of Agreement. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the First-Lien Collateral Agent, the Second-Lien Collateral Agent and their respective successors and assigns and shall inure to the benefit of each of the First-Lien Creditors and the Second-Lien Creditors. No other Person shall have or be entitled to assert rights or benefits hereunder.

8.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Lien Creditors, on the one hand, and the Second-Lien Creditors, on the other hand. Except as expressly set forth herein, no Grantor or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First-Lien Obligations and the Second-Lien Obligations as and when the same shall become due and payable in accordance with the terms of the First-Lien Documents and the Second-Lien Notes Documents, respectively.

8.18 Grantors; Additional Grantors. It is understood and agreed that each Grantor on the date of this Agreement shall constitute the original Grantors party hereto. The original Grantors hereby covenant and agree to cause each Subsidiary of the Company which becomes an Obligor after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing and delivering a counterpart hereof to the First-Lien Collateral Agent or by executing and delivering a joinder or assumption agreement in form and substance reasonably satisfactory to the First-Lien Collateral Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes an Obligor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

8.19 The First-Lien Administrative Agent, the Second-Lien Notes Trustee, the First-Lien Collateral Agent and the Second-Lien Collateral Agent. (a) The Grantors hereby acknowledge that, solely as between the Grantors and the First-Lien Administrative Agent and the First-Lien Collateral Agent, on the one hand, and the Grantors and the Second-Lien Collateral Agent and the Second-Lien Notes Trustee, on the other hand, all of the rights, privileges, protections, indemnities and immunities afforded the (i) Second-Lien Notes Trustee and the Second-Lien Collateral Agent under the Second-Lien Notes Indenture and the Second-Lien Notes Documents and (ii) the First-Lien Administrative Agent and the First-Lien Collateral Agent under the First-Lien Credit Agreement and the First-Lien Documents, are hereby incorporated herein by reference as if set forth herein in full.

(b) Each party hereto hereby acknowledges and agrees that each of the First-Lien Collateral Agent and the Second-Lien Collateral Agent is entering into this Agreement solely in its capacity under the First-Lien Credit Documents and the Second-Lien Notes Documents, respectively, and not in its individual capacity.

(c) The First-Lien Administrative Agent and the First-Lien Collateral Agent shall not be deemed to owe any fiduciary duty to the Second-Lien Collateral Agent or the other Second-Lien Creditors, on the one hand, and the Second-Lien Notes Trustee and the Second-Lien Collateral Agent shall not be deemed to owe any fiduciary duty to the First-Lien Collateral

Agent or the other First-Lien Creditors, on the other hand. With respect to the Second-Lien Collateral Agent and the other Second-Lien Creditors, each of the First-Lien Administrative Agent and the First-Lien Collateral Agent undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Agreement and no implied covenants or obligations with respect to the Second-Lien Collateral Agent or the other Second-Lien Creditors shall be read into this Agreement against the First-Lien Administrative Agent or the First-Lien Collateral Agent. With respect to the First-Lien Collateral Agent and the other First-Lien Creditors, each of the Second-Lien Notes Trustee and the Second-Lien Collateral Agent undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Agreement and no implied covenants or obligations with respect to the First-Lien Collateral Agent or the other First-Lien Creditors shall be read into this Agreement against the Second-Lien Notes Trustee or the Second-Lien Collateral Agent.

(d) The provisions of this Section 8.19 shall survive the termination of this Agreement.

8.20 Relationship of Creditors. Nothing set forth herein shall create or evidence a joint venture, partnership or an agency or fiduciary relationship among the Creditors. None of the Creditors or any of their respective directors, officers, agents or employees shall be responsible to any other Creditor or to any other person or entity for any Grantor’s solvency, financial condition or ability to repay the First-Lien Obligations or the Second-Lien Obligations, or for statements of any Grantor, oral or written, or for the validity, sufficiency or enforceability of the First-Lien Documents or the Second-Lien Notes Documents, or any security interests granted by any Grantor to any Creditor in connection therewith. Each Creditor has entered into its respective financing agreements with the Grantors based upon its own independent investigation, and neither the First-Lien Collateral Agent nor Second-Lien Collateral Agent makes any warranty or representation to the other Collateral Agent or the Creditors for which it acts as agent nor does it rely upon any representation of the other collateral agent or the Creditors for which it acts as agent with respect to matters identified or referred to in this Agreement.

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Signature Page 1 to

Intercreditor Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

First-Lien Collateral Agent

Notice Address:	JPMORGAN CHASE BANK, N.A.,
in its capacity as First-Lien Collateral Agent
JPMORGAN CHASE BANK, N.A.
Mid-Corp Loan Administration	By:	/s/ Robert Traband
10 South Dearborn, Floor 07		Robert Traband
Chicago, IL 60603-2003		Executive Director
Telecopier: 312-385-7096
Attention: Teresita R. Siao

With a copy to

JPMORGAN CHASE BANK, N.A. 712 Main Street Floor 8 South, Houston, TX 77002 Telecopier: 713-216-7770 Attention: Jack D. Smith

Second-Lien Collateral Agent

Notice Address:	THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as trustee, in its
THE BANK OF NEW YORK MELLON	capacity as Second-Lien Collateral Agent
TRUST COMPANY, N.A.
601 Travis Street, 16th-18 th Floors	By:	/s/ Julie Hoffman-Ramos
Houston, TX 77002		Julie Hoffman-Ramos
Telecopier: (713) 483-6954		Senior Associate

Signature Page 2 to

Intercreditor Agreement

Grantors

Notice Address:	ATP OIL & GAS CORPORATION

ATP Oil & Gas Corporation
4600 Post Oak Place	By:	/s/ Leland E. Tate
Suite 200,		Leland E. Tate
Houston, Texas 77027-9726		President
Telecopier: 713-622-6829
Attention: Chief Financial Officer